EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No.'s 333-44429, 333-85565 and 333-77201 on Form S-8, and in Registration Statement No.'s 333-86343, 333-77221, 333-63891 and 333-30799 on Form S-3 of our report dated March 6, 2000 (April 3, 2000 as to Note 12), appearing in this Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2000.


/s/ Deloitte & Touche LLP

New York, New York
April 25, 2000